UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 6, 2008

KITE REALTY GROUP TRUST

(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	1-32268 (Commission File Number)	11-3715772 (IRS Employer Identification Number)
30 S. Meridian Street Suite 1100 Indianapolis, IN (Address of principal executive offices)		46204 (Zip Code)

(317) 577-5600

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors;

Appointment of Certain Officers; Compensatory Arrangements of Certain             Officers.

Shareholder Approval of Employee Share Purchase Plan

At the 2008 annual meeting of shareholders of Kite Realty Group Trust (“Kite”) held on May 6, 2008, the shareholders of Kite approved the Kite Realty Group Trust 2008 Employee Share Purchase Plan (the “Plan”). The Plan had previously been approved by Kite’s Board of Trustees (the “Board”), subject to shareholder approval. The Plan’s effective date is May 6, 2008.

The Plan is described in detail in Kite’s definitive proxy statement (the “Proxy Statement”) filed with the Securities and Exchange Commission on April 11, 2008 under the heading “Proposal 3: Approval of the Kite Realty Group Trust 2008 Employee Share Purchase Plan – Description of the Plan.” This description of the Plan is qualified in its entirety by reference to the full text of the Plan, which is attached as Exhibit A to the Proxy Statement and filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Departure of Trustee

On May 6, 2008, Eugene Golub notified Kite that he does not intend to stand for reelection to the Board when his current term expires at the 2009 annual meeting of shareholders and, while he has not yet determined the effective date, he intends to retire from the Board at some time prior to such annual meeting.

Item 9.01.	Financial Statements and Exhibits.

(d) The following exhibits are filed as part of this Current Report on Form 8-K:

Exhibit Number	Description
10.1	Kite Realty Group Trust 2008 Employee Share Purchase Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KITE REALTY GROUP TRUST

Date: May 12, 2008	By:	/s/ Daniel R. Sink

Daniel R. Sink
Executive Vice President,
Chief Financial Officer
and Treasurer

EXHIBIT INDEX

Exhibit Number	Description
10.1	Kite Realty Group Trust 2008 Employee Share Purchase Plan.